As filed with the Securities and Exchange
Commission on December 18, 1997                  Registration No. 33-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                          ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                          ___________________________

                                  EQUIFAX INC.
               (Exact name of issuer as specified in its charter)

            GEORGIA                                               58-040110
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                    (Address of principal executive office)

                          ___________________________

                                  EQUIFAX INC.
                        1981 INCENTIVE STOCK OPTION AND
                     LIMITED STOCK APPRECIATION RIGHTS PLAN

                            (Full title of the plan)

                          ___________________________

                            BRUCE S. RICHARDS, ESQ.
                  Corporate Vice President and General Counsel
                                  Equifax Inc.
                          1600 Peachtree Street, N.W.
                            Atlanta, Georgia  30309
                                  404/885-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to
                             James H. Landon, Esq.
                           Jones, Day, Reavis & Pogue
                               One SunTrust Plaza
                              303 Peachtree Street
                            Atlanta, Georgia  30308
                                  404/581-8907

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                  Proposed maximum          Proposed maximum
 Title of securities       Amount to be            offering price              aggregate                Amount of
  to be registered          registered              per share(1)           offering price(1)        registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $1.25            9,982                  $34.5625                 $345,003                    $105
par value                     shares
=======================================================================================================================

     (1)Estimated solely for the purpose of computing the registration fee. This Amount was calculated pursuant to Rule 457(c) on the basis of $34-9/16 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on December 16, 1997.

The contents of the Form S-8 Registration Statement (Registration No. 33-40011) relating to the Equifax Inc. 1981 Incentive Stock Option and Limited Stock Appreciation Rights Plan are incorporated by reference, except as modified below:

Part II   Information Required In The Registration Statement


Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          The Georgia Business Corporation Code permits, and the Company=s Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

          In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.


Item 8.   Exhibits
------    --------

Exhibit                   Description
-------                   -----------

   5 Opinion of Jones, Day, Reavis & Pogue regarding legality of shares being registered

  23(a)   Consent of Jones, Day, Reavis & Pogue
          (contained in Exhibit 5)

  23(b)   Consent of Arthur Andersen LLP

  24      Power of Attorney (included as part of
          signature page)

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 18th day of December, 1997.


                                        EQUIFAX INC.



                                        By: /s/ Bruce S. Richards
                                           -----------------------------
                                            Bruce S. Richards
                                            Corporate Vice President and
                                            General Counsel



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 18th day of December, 1997. Each person whose signature appears below constitutes and appoints C. B. Rogers, Jr., D. W. McGlaughlin and Thomas F. Chapman, jointly and severally, his true and lawful attorneys-in-fact each, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratify and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature                                  Title
---------                                  -----

/s/ C. B. Rogers, Jr.                Chairman of the Board
----------------------------
C. B. Rogers, Jr.


/s/ Daniel W. McGlaughlin            Vice Chairman and Chief
----------------------------         Executive Officer
Daniel W. McGlaughlin


/s/ Thomas F. Chapman                President, Chief Operating
----------------------------         Officer and Director
Thomas F. Chapman


/s/ David A. Post                    Corporate Vice President & Chief
----------------------------         Financial Officer
David A. Post

/s/ Philip J. Mazzilli               Corporate Vice President, Treasurer and
----------------------------         Controller (Principal Accounting Officer)
Philip J. Mazzilli


                                     Director
----------------------------
Lee A. Ault, III


/s/ John L. Clendenin                Director
----------------------------
John L. Clendenin


                                     Director
----------------------------
A. William Dahlberg


                                     Director
----------------------------
Robert P. Forrestal


/s/ L. Phillip Humann                Director
----------------------------
L. Phillip Humann


/s/ Larry L. Prince                  Director
-----------------------------
Larry L. Prince


/s/ D. Raymond Riddle                Director
-----------------------------
D. Raymond Riddle


                                     Director
-----------------------------
Betty L. Siegel, Ph.D.


/s/ Louis W. Sullivan, M.D.          Director
-----------------------------
Louis W. Sullivan, M.D.

                                 EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

   5          Opinion of Jones, Day, Reavis & Pogue

   23(a)      Consent of Jones, Day, Reavis & Pogue
              (contained in Exhibit 5)

   23(b)      Consent of Arthur Andersen LLP

   24         Power of Attorney (included as part of
              signature page)